                                  EXHIBIT 99.1

              ISRAMCO, INC. TO ACQUIRE U.S. OIL AND GAS PROPERTIES

HOUSTON, Nov. 17 /PRNewswire-FirstCall/ -- Isramco, Inc. (Nasdaq: ISRL - NEWS) announced today that it has signed an agreement with Five States Energy Company, LLC, an unaffiliated U.S. company, located in Dallas, Texas, to acquire certain oil and gas properties in Texas and New Mexico for $100,000,000.

The properties to be purchased include approximately 660 producing oil and gas wells. Net income from the properties in the first seven months of 2006 was approximately $11 million.

Isramco has received engineering estimates indicating that its share of the proved developed reserves would be approximately 2,000,000 barrels of oil, 28 billion cubic feet of gas and 1,600,000 barrels of by-products of natural gas.

Isramco intends to self-finance up to 15% of the purchase price and to finance the balance through loans.

The terms of the transaction include a deposit of $3,000,000 paid by Isramco to the Seller. The remainder of the acquisition cost will be paid by Isramco at closing, which is currently scheduled for January 20, 2007. Closing is subject to certain conditions, including continuing due diligence by Isramco. If the transaction does not close for reasons not connected to the seller, the seller is entitled to keep the deposit.

                           FORWARD-LOOKING STATEMENTS

ALL STATEMENTS CONTAINED HEREIN, AS WELL AS ORAL STATEMENTS THAT MAY BE MADE BY THE COMPANY OR BY OFFICERS, DIRECTORS OR EMPLOYEES OF THE COMPANY ACTING ON THE COMPANY'S BEHALF, THAT ARE NOT STATEMENTS OF HISTORICAL FACT, CONSTITUTE "FORWARD-LOOKING STATEMENTS" AND ARE MADE PURSUANT TO THE SAFE- HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT COULD CAUSE THE ACTUAL RESULTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM THE HISTORICAL RESULTS OR FROM ANY FUTURE RESULTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES ARE OUTLINED IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K/A FOR 2005, ITS QUARTERLY REPORTS ON FORM-10-Q, AND SUCH OTHER DOCUMENTS AS ARE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. THE COMPANY IS NOT OBLIGATED TO REVISE OR UPDATE ANY FORWARD-LOOKING STATEMENTS IN ORDER TO REFLECT EVENTS OR CIRCUMSTANCES THAT MAY ARISE AFTER THE DATE OF THIS RELEASE.